SCHEDULE A

Covered Persons

The following sets forth the name, position and principal occupation of each Covered Person. Each of the Covered Persons is a citizen of the United States.

The business address of Peter Kellogg is 48 Wall Street, New York, New York, 10005.

The business address of Charles Kellogg is 48 Wall Street, New York, New York, 10005.

The business address of each director and executive officer of Goose Creek Capital, Inc. ("Goose Creek") is 4200 Six Forks Road, Suite 1400, Raleigh, North Carolina 27609.

The business address of each director and executive officer of IAT Reinsurance Company Ltd., IAT Insurance Group, Inc. and Harco National Insurance Company is 4200 Six Forks Road, Suite 1400, Raleigh, North Carolina 27609, unless otherwise indicated.

Name	Present Principal Occupation	Relationship to Reporting Persons
Peter Kellogg	Investor	Reporting Person
Charles Kellogg	Investor	President and Director of Goose Creek
Lee K. Sadrian	Retired	Director of Goose Creek
David G. Pirrung	CFO / President of each of the IAT Companies incorporated or organized in the United States ("US IAT Companies")	Director and CFO of Goose Creek Director of each of the IAT Companies CFO of IAT Reinsurance Company Ltd. President of each of the US IAT Companies
Marguerite R. Gorman	Personal Assistant	Director of Goose Creek
Michael D. Blinson	Corporate Secretary of each of the IAT Companies	Director and Corporate Secretary of each of the IAT Companies
William E. Cunningham	CEO of IAT Reinsurance Company Ltd.	CEO of IAT Reinsurance Company Ltd. Director of each of the IAT Companies
Todd E. Bateson	COO IAT Insurance Group	COO IAT Insurance Group Director of each of IAT Companies
Cynthia J Harris	CHRO IAT Insurance Group	CHRO IAT Insurance Group Director of each of the IAT Companies
Manish Chawla	CIO IAT Insurance Group	CIO IAT Insurance Group Director of Harco National Insurance Company
John A. Condon	SVP Business Transformation IAT Insurance Group	Director of Harco National Insurance Company
Marie L. Ahern	SVP, Operations IAT Insurance Group	Director of Harco National Insurance Company